Exhibit 99(a)

Windstream Reports Third-Quarter Results

•	Total revenue of approximately $1.5 billion grew sequentially

•	Enterprise service revenue of $501 million, up $15 million sequentially and 5 percent year-over-year

•	Data center sale proceeds to accelerate network modernization and enable debt reduction

•	Completed $20 million, or 25 percent, of share repurchase plan and repurchased $290 million of high-coupon bonds

Release date: Nov. 5, 2015

LITTLE ROCK, Ark. - Windstream (NASDAQ: WIN) today reported its third-quarter results highlighted by continued improvements in financial trends, demonstrated by sequential revenue growth.

“The Windstream team is executing on all facets of our strategy and driving progress,” said Tony Thomas, Windstream president and chief executive officer. “Total revenue grew sequentially, excluding the incremental CAF-2 revenues received. We continue to see steady results in our Consumer and ILEC SMB units, and Enterprise revenue growth accelerated.”

Windstream announced on October 19, 2015 the sale of its data center business for $575 million. The net proceeds from this transaction will enable debt reduction of approximately $300 million and fund “Project Excel”. Project Excel is a $250 million program that accelerates Windstream’s plans to upgrade and modernize the company’s broadband capabilities by year-end 2016, or two years ahead of the previous timeline.

“These network upgrades will provide a great customer experience, drive higher customer revenue and allow us to increase market share,” Thomas said.

Share Repurchase Program and Quarterly Dividend

During the third quarter, Windstream repurchased 3.1 million shares for $20 million, or 25 percent, of the $75 million share repurchase plan announced in August, which is expected to be completed by December 31, 2016.  “Windstream is focused on returning value to our shareholders,” Thomas said.

In addition, the board of directors declared the regular quarterly dividend of 15-cents per share to shareholders of record as of December 31, 2015.

Pro Forma Financial Results

Total revenue was $1.5 billion in the third quarter, up $80 million sequentially due to organic growth of $7 million and incremental CAF-2 revenue of $73 million. Consumer service revenue was up on a sequential basis with continued growth in high-speed Internet bundled revenue.

ILEC small business revenues were $107 million in the third quarter, remaining steady as growth in integrated voice and data services helped mitigate customer disconnects.

Carrier service revenues were $169 million, aided by growth in new high-bandwidth WAVE sales and wireless Ethernet.

Enterprise service revenues were $501 million in the third quarter, up $15 million sequentially and 5 percent year-over-year. Data and integrated service revenues grew 8.6 percent year-over-year.

CLEC small business service revenues were $146 million, flat sequentially. This was a meaningful improvement from recent trends, aided by increased focus on customer retention and higher ARPU. In addition, Windstream is enhancing profitability with targeted cost reductions.

Adjusted OIBDAR, which excludes the lease payment to CSAL, was $550 million in the third quarter up sequentially and year-over-year, with margins of 36.7 percent.

On a year-to-date basis, adjusted free cash flow was $192 million.

Balance Sheet

Windstream utilized secured debt capacity under its revolver to repurchase $290 million in high-cost debt in the open market, allowing a reduction of the 2017 maturities from $1.1 billion to $910 million outstanding and the repurchase of $100 million in longer dated bonds.

The data center sale will enable further debt reduction of $300 million. Following the spin-off of Communications Sales & Leasing, Inc. (CSAL), Windstream retained a 20 percent equity stake in CSAL, currently valued at approximately $595 million, which the company will monetize at the right time and use the proceeds to further reduce debt.

GAAP Financial Results

In the third quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenue of $1.50 billion and a net loss of $7 million, or $(0.08) per share.  That compares to total revenue of $1.46 billion and net income of $8 million, or 7 cents per share, during the same period in 2014.

Financial Outlook for 2015

Windstream is updating its 2015 guidance to reflect the CAF-2 program. In addition, Windstream updated its cash tax guidance to $10 million, an improvement from its previous expectation of $20 million.

(in millions)	YTD Results (9/30/15)	4Q15 Guidance	Updated 2015 Guidance
Service Revenue	$4,198	$1,380 - $1,400	$5,578 - $5,598
Adj. OIBDAR	$1,530	$500 - $520	$2,030 - $2,050
Adjusted Capex (1)	$744	$205 - $230	$950 - $975
Cash Taxes	$1	$9	$10

1)	Adjusted capex is total GAAP capital expenditures reduced by the $50 million in funding we expect to receive from CSAL in the fourth quarter of 2015.

Conference Call:

Windstream will hold a conference call at 7:30 a.m. CST today to review the company's third-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 56645227, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CST today and ending at midnight on November 12. The replay can be accessed by dialing 1-855-859-2056, conference ID 56645227.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CST today.

About Windstream

Windstream Holdings, Inc. (NASDAQ: WIN), a Fortune 500 company, is a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and carrier partners across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. We also provide data, cloud solutions, unified communications and managed services to business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber-optic network spanning approximately 121,000 miles. Additional information is available at windstream.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @WindstreamNews.

Pro forma results adjust results of operations under GAAP to exclude the impacts of the disposed consumer CLEC business and directory publishing operations and all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

OIBDA is operating income before depreciation and amortization and merger and integration costs. Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense, stock-based compensation and the CS&L lease payment. Adjusted OIBDAR is adjusted OIBDA before the CS&L lease payment. Adjusted free cash flow is adjusted OIBDA, excluding merger and integration expense, minus cash interest, cash taxes and capital expenditures, plus dividends received from CS&L.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, our strategy to grow adjusted OIBDA; 2015 guidance for service revenue, adjusted OIBDAR, capital expenditures and cash tax payments; expectations of improved financial performance, lower cash interest and adjusted capital expenditures and significant improvement in free cash flow in 2016; the expected amount, timing and benefit of our share repurchase program; expectations regarding revenue trends and margins for our business units; expectations regarding Kinetic, Windstream’s IPTV video entertainment offering; expectations for the amount, timing and benefits of a capital investment program to accelerate VDSL2 broadband deployments (“Project Excel”); the completion and benefits of network investments pursuant to Connect America Fund Phase 1; expectation regarding funding available and benefits under the Connect America Fund Phase 2; and the amount that Windstream may reduce its debt by selling its equity stake in Communications Sales & Leasing, Inc. These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. For risk factors that could cause actual results and events to differ materially from those expressed, refer to Windstream’s filings with the Securities and Exchange Commission.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•
the company’s election to accept all  state-wide offers (except New Mexico) under the Federal Communications Commission’s (‘FCC’) Connect America Fund, Phase 2, and the impact of such elections on future receipt by the company of federal universal service funds and capital expenditures;

•
the risks associated with our proposed transaction involving the sale of certain of our data center assets, including the timing of, and fulfillment of conditions for, the possible closing, the ability to receive, or delays obtaining, required regulatory approvals and third party consents, and the buyer obtaining financing required to fund the proposed transaction;

•	the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream’s services depend;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•
changes to our current dividend practice or our share repurchase program, each of which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors;

•
the company’s ability to make rent payments under the Master Lease to CS&L, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

•
unanticipated increases or other changes in the company’s future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer households served and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•
those additional factors under "Risk Factors" in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:
David Fish, 501-748-4898
david.fish@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED				NINE MONTHS ENDED
			Increase				Increase
	September 30,	September 30,	(Decrease)		September 30,	September 30,	(Decrease)
	2015	2014	Amount	%	2015	2014	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,451.2	$1,409.6	$41.6	3	$4,210.2	$4,247.0	$(36.8)	(1)
Product sales	47.4	45.9	1.5	3	128.1	139.4	(11.3)	(8)
Total revenues and sales	1,498.6	1,455.5	43.1	3	4,338.3	4,386.4	(48.1)	(1)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	703.9	684.4	19.5	3	2,069.1	2,008.6	60.5	3
Cost of products sold	41.5	39.0	2.5	6	111.8	120.1	(8.3)	(7)
Selling, general and administrative	215.8	218.4	(2.6)	(1)	656.5	693.9	(37.4)	(5)
Depreciation and amortization	350.5	348.5	2.0	1	1,033.0	1,031.4	1.6	—
Merger and integration costs	3.1	10.0	(6.9)	(69)	74.5	26.0	48.5	*
Restructuring charges	5.3	3.6	1.7	47	15.7	19.8	(4.1)	(21)
Total costs and expenses	1,320.1	1,303.9	16.2	1	3,960.6	3,899.8	60.8	2
Operating income	178.5	151.6	26.9	18	377.7	486.6	(108.9)	(22)
Other income (expense), net	17.4	(0.1)	17.5	*	38.5	0.1	38.4	*
Gain (loss) on early extinguishment of debt	7.6	—	7.6	*	(35.8)	—	(35.8)	*
Interest expense (A)	(230.2)	(143.4)	(86.8)	61	(588.8)	(427.8)	(161.0)	38
(Loss) income before income taxes	(26.7)	8.1	(34.8)	*	(208.4)	58.9	(267.3)	*
Income tax (benefit) expense	(19.5)	0.1	(19.6)	*	(95.3)	20.9	(116.2)	*
Net (loss) income	$(7.2)	$8.0	$(15.2)	*	$(113.1)	$38.0	$(151.1)	*

Weighted average common shares (B)	99.3	99.6	(0.3)	—	99.9	99.4	0.5	1
Common shares outstanding (B)	101.0	100.4	0.6	1

Basic and diluted (loss) earnings per share: (B)
Net (loss) income	($.08)	$.07	($.15)	*	($1.16)	$.35	($1.51)	*

PRO FORMA RESULTS OF OPERATIONS (C):
Revenues and sales	$1,498.6	$1,444.9	$53.7	4	$4,326.5	$4,353.1	$(26.6)	(1)
Adjusted OIBDAR (D)	$550.1	$519.4	$30.7	6	$1,529.9	$1,592.5	$(62.6)	(4)
Adjusted OIBDA (E)	$387.6	$356.9	$30.7	9	$1,042.4	$1,105.0	$(62.6)	(6)

* Not meaningful
(A)	Includes additional interest expense associated with the master lease agreement with CS&L of $128.2 million and $224.2 million for the three and nine months ended September 30, 2015, respectively.
(B)	Reflects the effects of the one-for-six reverse stock split, which was effective on April 26, 2015.
(C)
Pro forma results adjust operating results under GAAP to exclude the impacts of the disposed consumer CLEC business and directory publishing operations and all merger and integration costs related to strategic transactions. For further details of these adjustments, see the Notes to Reconciliation of Non-GAAP Financial Measures.

(D)
Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2014. For further details of these adjustments, see the Notes to Reconciliation of Non-GAAP Financial Measures.

(E)
Adjusted OIBDA is operating income before depreciation and amortization adjusted for the impact of restructuring charges, pension expense, share-based compensation and the annual cash rent payment due under the master lease agreement with CS&L. For further details of these adjustments, see the Notes to Reconciliation of Non-GAAP Financial Measures.

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				NINE MONTHS ENDED
			Increase				Increase
	September 30,	September 30,	(Decrease)		September 30,	September 30,	(Decrease)
	2015	2014	Amount	%	2015	2014	Amount	%

Enterprise business customers (A)	25.1	24.6	0.5	2

Consumer operating metrics:
Households served	1,471.0	1,551.1	(80.1)	(5)
High-speed Internet	1,109.6	1,142.0	(32.4)	(3)
Digital television customers	366.0	389.9	(23.9)	(6)

Net household losses	23.2	25.5	(2.3)	(9)	57.7	70.1	(12.4)	(18)
Net high-speed Internet losses	11.2	11.8	(0.6)	(5)	22.0	28.9	(6.9)	(24)

Small business customers (B)
ILEC	192.4	206.3	(13.9)	(7)
CLEC	108.9	127.5	(18.6)	(15)

(A)
Enterprise business customers include each individual customer to which we provide service, excluding carrier special access circuits, that represent customer relationships that generate $1,500 or more in revenue per month.

(B)
Small business customers include each individual customer to which we provide service, excluding carrier special access circuits, that represent customer relationships that generate less than $1,500 in revenue per month.

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	September 30,	December 31,		September 30,	December 31,
	2015	2014		2015	2014
CURRENT ASSETS:			CURRENT LIABILITIES:

Cash and cash equivalents	$97.2	$27.8	Current maturities of long-term debt	$5.9	$717.5
Restricted cash	—	6.7	Current portion of long-term lease obligations	146.4	—
Accounts receivable, net	657.3	635.5	Current portion of interest rate swaps	19.2	28.5
Inventories	81.0	63.7	Accounts payable	366.7	403.3
Deferred income taxes	128.8	105.4	Advance payments and customer deposits	207.4	214.7
Prepaid expenses and other	158.7	164.6	Accrued dividends	15.7	152.4
			Accrued taxes	93.2	95.2
Total current assets	1,123.0	1,003.7	Accrued interest	139.0	102.5
			Other current liabilities	304.2	328.9
Goodwill	4,340.0	4,352.8
Other intangibles, net	1,586.2	1,764.0	Total current liabilities	1,297.7	2,043.0
Net property, plant and equipment	5,329.7	5,412.3
Investment in CS&L common stock	526.0	—	Long-term debt	5,693.4	7,846.5
Other assets	99.5	92.9	Long-term lease obligations	5,007.6	81.0
			Deferred income taxes	322.8	1,878.6
			Other liabilities	508.6	551.8
			Total liabilities	12,830.1	12,400.9

			SHAREHOLDERS' EQUITY:
			Common stock	—	—
			Additional paid-in capital	638.6	252.2
			Accumulated other comprehensive (loss) income	(311.7)	12.1
			Accumulated deficit	(152.6)	(39.5)
			Total shareholders' equity	174.3	224.8

			TOTAL LIABILITIES AND
TOTAL ASSETS	$13,004.4	$12,625.7	SHAREHOLDERS' EQUITY	$13,004.4	$12,625.7

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Cash Provided from Operations:
Net (loss) income	$(7.2)	$8.0	$(113.1)	$38.0
Adjustments to reconcile net (loss) income to net cash provided from operations:
Depreciation and amortization	350.5	348.5	1,033.0	1,031.4
Provision for doubtful accounts	13.6	15.8	37.1	38.8
Share-based compensation expense	14.6	10.6	42.9	38.3
Deferred income taxes	(19.9)	0.3	(103.3)	10.8
Unamortized net premium on retired debt	0.5	—	(15.0)	—
Amortization of unrealized losses on de-designated interest rate swaps	2.9	3.9	10.0	12.2
Plan curtailment and other, net	(21.3)	5.8	(29.5)	11.5
Changes in operating assets and liabilities, net:
Accounts receivable	(5.2)	(2.1)	(58.9)	(20.8)
Prepaid income taxes	(4.9)	(3.7)	4.3	8.7
Prepaid expenses and other	3.4	12.6	(9.1)	(4.1)
Accounts payable	(8.7)	(10.4)	(37.9)	(49.2)
Accrued interest	54.4	67.1	34.2	64.8
Accrued taxes	0.1	2.6	(2.0)	(6.6)
Other current liabilities	21.2	11.1	8.2	(0.8)
Other liabilities	2.9	(28.6)	(3.8)	(38.3)
Other, net	(20.6)	(10.5)	(40.8)	(22.1)
Net cash provided from operations	376.3	431.0	756.3	1,112.6
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(300.1)	(193.9)	(744.4)	(552.7)
Broadband network expansion funded by stimulus grants	—	(1.3)	—	(11.6)
Change in restricted cash	2.9	0.2	6.7	2.0
Grant funds received for broadband stimulus projects	6.0	4.1	23.5	25.8
Grant funds received from Connect America Fund - Phase I	—	—	—	26.0
Network expansion funded by Connect America Fund - Phase I	(24.5)	(2.0)	(67.4)	(2.0)
Other, net	(0.1)	—	8.9	—
Net cash used in investing activities	(315.8)	(192.9)	(772.7)	(512.5)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(11.5)	(150.7)	(354.1)	(451.6)
Payment received from CS&L in spin-off	—	—	1,035.0	—
Repayments of debt and swaps	(456.7)	(380.5)	(2,098.6)	(1,049.0)
Proceeds of debt issuance	520.0	350.0	1,620.0	985.0
Debt issuance costs	(0.6)	—	(4.3)	—
Stock repurchases	(20.0)	—	(20.0)	—
Payments under long-term lease obligations	(34.8)	—	(59.3)	—
Payments under capital lease obligations	(6.3)	(7.7)	(24.7)	(19.8)
Other, net	(0.4)	(0.3)	(8.2)	(9.2)
Net cash (used in) provided from financing activities	(10.3)	(189.2)	85.8	(544.6)
Increase in cash and cash equivalents	50.2	48.9	69.4	55.5
Cash and Cash Equivalents:
Beginning of period	47.0	54.8	27.8	48.2
End of period	$97.2	$103.7	$97.2	$103.7

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (A)
(In millions)

		THREE MONTHS ENDED			NINE MONTHS ENDED
		September 30,	September 30,		September 30,	September 30,
		2015	2014		2015	2014
Reconciliation of Revenues and Sales under GAAP to Pro forma Revenues and Sales:
Revenues and sales under GAAP		$1,498.6	$1,455.5		$4,338.3	$4,386.4
Pro forma adjustments:
Consumer CLEC revenues	(B)	—	(8.7)	(B)	(10.2)	(27.7)
Directory publishing revenues	(B)	—	(1.9)	(B)	(1.6)	(5.6)
Pro forma revenues and sales		$1,498.6	$1,444.9		$4,326.5	$4,353.1

Operating income under GAAP		$178.5	$151.6		$377.7	$486.6
Depreciation and amortization expense	(C)	350.5	348.5	(C)	1,033.0	1,031.4
Pro forma adjustments:
Consumer CLEC business operating income	(C)	—	(3.0)	(C)	(3.3)	(9.5)
Consumer CLEC business amortization expense	(C)	—	(1.1)	(C)	(1.4)	(3.5)
Directory publishing operating income	(C)	—	(1.0)	(C)	(0.8)	(2.8)
Merger and integration costs	(C)	3.1	10.0	(C)	74.5	26.0
Pension (benefit) expense	(C)	(1.9)	0.2	(C)	(8.4)	6.2
Restructuring charges	(C)	5.3	3.6	(C)	15.7	19.8
Share-based compensation	(C)	14.6	10.6	(C)	42.9	38.3
Pro forma adjusted OIBDAR		550.1	519.4		1,529.9	1,592.5

Master lease rent payment	(D)	(162.5)	(162.5)	(D)	(487.5)	(487.5)
Pro forma adjusted OIBDA		$387.6	$356.9		$1,042.4	$1,105.0

(A)
Pro forma results adjust operating results under GAAP to exclude the impacts of the disposed consumer CLEC business and directory publishing operations and all merger and integration costs related to strategic transactions. For further details of these adjustments, see the Notes to Reconciliation of Non-GAAP Financial Measures.

(B)	Represents applicable revenue as reported under GAAP.
(C)	Represents applicable expense as reported under GAAP.
(D)	Represents the impact of the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2014.

WINDSTREAM HOLDINGS, INC.
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Windstream Holdings, Inc ("Windstream", "we", "us", "our") has disclosed in our Form 8-K furnished on November 5, 2015, that we have presented in this press release unaudited pro forma results, which excludes the impacts of the disposed consumer CLEC business and directory publishing operations and all merger and integration costs resulting from strategic transactions. In addition to pro forma adjustments, we have presented certain measures of our operating performance that adjusts for the impact of the annual cash rent payment due under the master lease agreement with Communications Sales & Leasing ("CS&L"), and excludes the impact of restructuring charges, pension (benefit) expense and share-based compensation.

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting pro forma measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the true earnings capacity of our current operations. We use pro forma results, including pro forma adjusted OIBDA and pro forma adjusted OIBDAR, as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We amended our certificate of incorporation to decrease the number of authorized shares of common stock from 1.0 billion to 166.7 million and enacted a one-for-six reverse stock split with respect to all of our outstanding shares of common stock, which became effective on April 26, 2015. All share data of Windstream Holdings presented within has been retrospectively adjusted to reflect the effects of the decrease in our authorized shares and the reverse stock split, as appropriate.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about our expectation to maintain our current dividend practice at the current rate of dividend, expected amount, timing and benefits of the share repurchase program, the amount that Windstream may reduce its debt by selling its equity stake in CS&L, expected levels of support from universal service funds or other government programs, expected rates of loss of consumer households served or inter-carrier compensation, expected increases in business data connections, our expected ability to fund operations, expected required contributions to our pension plan, the amounts expected to be received from the Connect America Fund to fund the deployment of broadband services and the expected benefits of those services and forecasted capital expenditure amounts, capital expenditures, cash income tax payments, and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, and expected effective federal income tax rates. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; our election to accept state-wide offers under the Federal Communications Commission Connect America Fund, Phase 2, and the impact of such election on our future receipt of federal universal service funds and capital expenditures; the risks associated with our proposed transaction involving the sale of certain of our data center assets, including the timing of, and fulfillment of conditions for, the possible closing, the ability to receive, or delays obtaining, required regulatory approvals and third party consents, and the buyer obtaining financing required to fund the proposed transaction; the impact of new, emerging or competing technologies; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes to our current dividend practice or our share repurchase program, each of which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors; our ability to make rent payments under the master lease to CS&L, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions; unfavorable results of litigation or intellectual property infringement claims asserted against us; the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the effects of federal and state legislation, and rules and regulations governing the communications industry; continued loss of consumer households served and consumer high-speed Internet customers; the impact of equipment failure, natural disasters or terrorist acts; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.